                                                                    Exhibit 12.1

                         CONSECO, INC. AND SUBSIDIARIES

               Computation of Ratio of Earnings to Fixed Charges,
     Preferred Dividends and Distributions on Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts - Consolidated Basis
                              (Dollars in millions)

                                                                                         Successor                 Predecessor
                                                                                -----------------------------      ------------
                                                                                Pro forma
                                                                                Four months      Four months       Eight months
                                                                                  ended             ended             ended
                                                                                December 31,     December 31,       August 31,
                                                                                   2003(b)           2003             2003(c)
                                                                                ------------     ------------      ------------
Pretax income from operations:
    Net income ............................................................     $      101.8     $       96.3      $    2,201.7
    Add income tax expense (benefit) ......................................             56.2             53.2             (13.5)
    Add discontinued operations ...........................................               --               --             (16.0)
                                                                                ------------     ------------      ------------

       Pretax income from operations ......................................            158.0            149.5           2,172.2
                                                                                ------------     ------------      ------------

Add fixed charges:
    Interest expense on corporate debt, including amortization ............             25.9             34.4             223.2
    Interest expense on investment borrowings .............................              2.4              2.4               8.3
    Interest added to policyholder account balances .......................            145.5            145.5             307.9
    Portion of rental (a) .................................................              6.4              6.4               8.9
                                                                                ------------     ------------      ------------

       Fixed charges ......................................................            180.2            188.7             548.3
                                                                                ------------     ------------      ------------

       Adjusted earnings ..................................................     $      338.2     $      338.2      $    2,720.5
                                                                                ============     ============      ============

          Ratio of earnings to fixed charges ..............................             1.88X            1.79X             4.96X
                                                                                ============     ============      ============

          Ratio of earnings to fixed charges, excluding interest added to
              policyholder account balances ...............................             5.55X            4.46X            10.04X
                                                                                ============     ============      ============

Fixed charges .............................................................     $      180.2     $      188.7      $      548.3
Add dividends on preferred stock, including dividends on
    preferred stock of subsidiaries (divided by the ratio of income
    before minority interest and extraordinary charge to pretax income) ...             16.3             43.2                --
                                                                                ------------     ------------      ------------
       Fixed charges plus preferred dividends and distributions
              on Company-obligated mandatorily redeemable
              preferred securities of subsidiary trusts ...................     $      196.5     $      231.9      $      548.3
                                                                                ============     ============      ============

       Adjusted earnings (loss) ...........................................     $      338.2     $      338.2      $    2,720.5
                                                                                ============     ============      ============
          Ratio of earnings to fixed charges, preferred dividends
              and distributions on Company-obligated
              mandatorily redeemable preferred securities of
              subsidiary trusts ...........................................             1.72X            1.46X             4.96X
                                                                                ============     ============      ============

          Ratio of earnings to fixed charges, preferred dividends and distributions on Company-obligated mandatorily redeemable
              preferred securities of subsidiary trusts, excluding interest
              added to policyholder account balances ......................             3.78X            2.23X            10.04X
                                                                                ============     ============      ============




                         CONSECO, INC. AND SUBSIDIARIES

               Computation of Ratio of Earnings to Fixed Charges,
           Preferred Dividends and Distributions on Company-Obligated
        Mandatorily Redeemable Preferred Securities of Subsidiary Trusts
                         - Consolidated Basis, Continued
                              (Dollars in millions)

                                                                                            Predecessor
                                                                        --------------------------------------------------
                                                                                      Year Ended December 31,
                                                                        --------------------------------------------------
                                                                          2002          2001          2000          1999
                                                                        --------      --------      --------      --------
Pretax income (loss) from operations:
    Net income (loss) .............................................     $(7,835.7)    $ (405.9)     $(1,191.2)    $  595.0
    Add income tax expense (benefit) ..............................        864.3         (57.6)       (168.8)        403.6
    Add discontinued operations ...................................      2,216.8         100.6         381.9        (117.3)
    Add minority interest .........................................        173.2         119.5         145.3         132.8
    Add cumulative effect of accounting change ....................      2,949.2            --          55.3            --
                                                                        --------      --------      --------      --------

       Pretax income (loss) from operations .......................     (1,632.2)       (243.4)       (777.5)      1,014.1
                                                                        --------      --------      --------      --------

Add fixed charges:
    Interest expense on corporate debt, including amortization ....        346.7         369.5         438.5         249.1
    Interest expense on investment borrowings .....................         16.4          30.5          15.8          51.1
    Interest added to policyholder account balances ...............        496.6         523.3         560.7         606.9
    Portion of rental (a) .........................................         13.8          15.1          14.1          13.1
                                                                        --------      --------      --------      --------

       Fixed charges ..............................................        873.5         938.4       1,029.1         920.2
                                                                        --------      --------      --------      --------

       Adjusted earnings (loss) ...................................     $ (758.7)     $  695.0      $  251.6      $1,934.3
                                                                        ========      ========      ========      ========

          Ratio of earnings to fixed charges ......................          (d)           (f)           (h)          2.10X
                                                                        ========      ========      ========      ========

          Ratio of earnings to fixed charges, excluding
              interest added to policyholder account
              balances ............................................          (d)           (f)           (h)          4.24X
                                                                        ========      ========      ========      ========

Fixed charges .....................................................     $  873.5      $  938.4      $1,029.1      $  920.2
Add dividends on preferred stock, including dividends
    on preferred stock of subsidiaries (divided by the ratio
    of income before minority interest and extraordinary
    charge to pretax income) ......................................          3.2          19.8          17.0           2.4
Add distributions on Company-obligated mandatorily
    redeemable preferred securities of subsidiary trusts ..........        173.2         183.9         223.5         204.3
                                                                        --------      --------      --------      --------

       Fixed charges plus preferred dividends and distributions
              on Company-obligated mandatorily redeemable
              preferred securities of subsidiary trusts ...........     $1,049.9      $1,142.1      $1,269.6      $1,126.9
                                                                        ========      ========      ========      ========

       Adjusted earnings (loss) ...................................     $ (758.7)     $  695.0      $  251.6      $1,934.3
                                                                        ========      ========      ========      ========

          Ratio of earnings to fixed charges, preferred
              dividends and distributions on
              Company-obligated mandatorily redeemable
              preferred securities of subsidiary trusts ...........          (e)           (g)           (i)          1.72X
                                                                        ========      ========      ========      ========
          Ratio of earnings to fixed charges, preferred dividends
              and distributions on Company-obligated mandatorily
              redeemable preferred securities of subsidiary trusts,
              excluding interest added to policyholder
              account balance .....................................          (e)           (g)           (i)          2.55X
                                                                        ========      ========      ========      ========



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     (a)  Interest portion of rental is estimated to be 33 percent.

     (b) For purposes of the pro forma ratio of earnings to fixed charges, fixed charges for the four months ended December 31, 2003 have been reduced and earnings have been increased by $8.5 million to reflect the reduction in interest expense resulting from the repayment of $350 million of indebtedness under our senior credit facility using a portion of the proceeds from the offering of the common stock and class B preferred stock. In addition, preferred stock dividends for the four months ended December 31, 2003 have been reduced by $26.9 million to reflect the reduction in preferred stock dividends resulting from the redemption of all outstanding class A preferred stock, net of the dividends on the newly issued class B preferred stock.

     (c) Earnings for the eight months ended August 31, 2003 included reorganization items totaling $2,130.5 million. The reorganization items included: (i) $3,151.4 million related to the gain on the discharge of prepetition liabilities; (ii) $(950.0) million related to fresh start adjustments; and (iii) $(70.9) million related to professional fees. The ratios for the eight months ended August 31, 2003, including such reorganization items would be as follows: (i) ratio of earnings to fixed charges - 1.08X; and (ii) ratio of earnings to fixed charges excluding interest added to policyholder account balances - 1.17X. There were no preferred stock dividends or distributions on Company-obligated mandatorily redeemable preferred securities of subsidiary trusts during the eight months ended August 31, 2003.

     (d) For such ratios, earnings were $1,632.2 million less than fixed charges. Earnings for the year ended December 31, 2002 included: (i) special and reorganization charges of $110.9 million; (ii) goodwill impairment charges of $500 million; and (iii) provision for losses related to loan guarantees of $240.0 million, as described in greater detail in the notes to the consolidated financial statements included elsewhere in this prospectus.

     (e) For such ratios, earnings were $1,808.6 million less than fixed charges. Earnings for the year ended December 31, 2002 included: (i) special and reorganization charges of $110.9 million; (ii) goodwill impairment charges of $500 million; and (iii) provision for losses related to loan guarantees of $240.0 million, as described in greater detail in the notes to the consolidated financial statements included elsewhere in this prospectus.

     (f) For such ratios, earnings were $243.4 million less than fixed charges. Earnings for the year ended December 31, 2001 included: (i) special charges of $80.4 million; and (ii) provision for losses related to loan guarantees of $169.6 million, as described in greater detail in the notes to the consolidated financial statements included elsewhere in this prospectus.

     (g) For such ratios, earnings were $447.1 million less than fixed charges. Earnings for the year ended December 31, 2001 included: (i) special charges of $80.4 million; and (ii) provision for losses related to loan guarantees of $169.6 million, as described in greater detail in the notes to the consolidated financial statements included elsewhere in this prospectus.

     (h) For such ratios, earnings were $777.5 million less than fixed charges. Earnings for the year ended December 31, 2000 included: (i) special charges of $305.0 million; and (ii) provision for losses related to loan guarantees of $231.5 million.

     (i) For such ratios, earnings were $1,018.0 million less than fixed charges. Earnings for the year ended December 31, 2000 included: (i) special charges of $305.0 million; and (ii) provision for losses related to loan guarantees of $231.5 million.